Exhibit 5.1

August 29, 2014

Alleghany Corporation

7 Times Square Tower

New York, New York 10036

Re: Alleghany Corporation - Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Alleghany Corporation, Inc., a Delaware corporation (the “Company”), in connection with the automatic shelf registration statement on Form S-3, to be filed on the date hereof by the Company (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Act”). The Registration Statement relates to the issuance and sale from time to time by the Company, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of debt securities (the “Debt Securities”), which may be issued in one or more series under the indenture, dated as of September 20, 2010, between the Company and The Bank of New York Mellon (the “Trustee”), as trustee (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated September 20, 2010, between the Company and the Trustee (the “First Supplemental Indenture”), as further supplemented by the Second Supplemental Indenture, dated June 26, 2012, between the Company and the Trustee (the “Second Supplemental Indenture” and, together with the Base Indenture and the First Supplemental Indenture, the “Indenture”), each incorporated by reference as exhibits to the Registration Statement.

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i) the Registration Statement relating to the Debt Securities;

(ii) the Restated Certificate of Incorporation of the Company and all amendments thereto, as of the date hereof (the “Certificate of Incorporation”) and the By-laws of the Company, as currently in effect (the “Bylaws”);

(iii) the Base Indenture, to be filed as Exhibit 4.1 to the Registration Statement;

Alleghany Corporation

August 29, 2014

(iv) the First Supplemental Indenture and the forms of senior note included therein, to be filed as Exhibit 4.2 to the Registration Statement;

(v) the Second Supplemental Indenture and the forms of senior note included therein, to be filed as Exhibit 4.3 to the Registration Statement; and

(vi) records of proceedings of the Board of Directors of the Company (the “Board of Directors”) relating to the registration of the Debt Securities.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, including endorsements, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties.

We have also assumed that the Indenture and any supplemental indenture thereto have been or will be duly authorized, executed and delivered by the Trustee and in substantially the form reviewed by us, and that any Debt Securities that may be issued will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of the Trustee, and that each will be governed by the laws of the State of New York.

In addition, we have assumed that the terms of the Debt Securities of the Company will have been established so as not to, and that the execution and delivery by the Company of, and the performance of its obligations under the Indenture and any supplemental indenture thereto and the Debt Securities of the Company, will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or its properties are subject, (ii) any law, rule or regulation to which the Company or its properties is subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Alleghany Corporation

August 29, 2014

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that, with respect to any series of Debt Securities to be offered by the Company pursuant to the Registration Statement (the “Offered Debt Securities”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (ii) an appropriate prospectus supplement or term sheet with respect to any Offered Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities have been duly authorized, executed and delivered by the Company and the other parties thereto; (v) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Debt Securities and related matters; (vi) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities so as not to violate any applicable law, the Certificate of Incorporation or Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities, when issued and sold in accordance with the Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Statements and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (c) public policy considerations which may limit the rights of parties to obtain remedies.

The foregoing opinion is limited solely to the federal laws of the United States of America, the General Corporation Law of the State of Delaware and the laws of the State of New York and we do not express any opinion as to the effect of the laws of any other jurisdiction or as of any later date. The Debt Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the foregoing laws as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Alleghany Corporation

August 29, 2014

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is given as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ OLSHAN FROME WOLOSKY LLP

OLSHAN FROME WOLOSKY LLP